UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2026

BIOFORCE NANOSCIENCES HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 General Booth Blvd.
Suite 230
Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant’s telephone number: (757) 306-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.01 - CHANGES IN CONTROL OF THE REGISTRANT

April 15, 2026, Merle Ferguson (“Seller”), a current Director of the Company sold 26,700,000 shares of his common stock in the Company to Nexus Capital Investments, Inc., a Delaware Corporation (“Purchaser”). This represented Mr. Ferguson’s controlling stock interest in the Company, equalling 79.65% of the outstanding common stock of the Company. Nexus Capital Investments, Inc. paid $400,000 to the Seller from its corporate funds; no loans were involved in this transaction.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignations

On June 17, 2026, the Company’s Board of Directors received resignation letters from Mr. Steven Gagnon and Mr. John LaViolette as BioForce Nanosciences Holdings, Inc.’s Co-Chief Executive Officers (CEOs), and from Sasha Shapiro the Company’s Vice-President. The Board accepted their resignations and they resigned with no conflicts of interest between the Company and the departing officers. The Board accepted their resignations.

Election of Directors

Effective June 15, 2026, the Board of Directors appointed Scott Mager as Directors of the Company.

There are no arrangements or understandings between the newly appointed director and any other person pursuant to which Mr. Mager was selected as a director. There are no related party transactions between the Company and the newly appointed director that would require disclosure under Item 404(a) of Regulation S-K.

The Board reviewed Mr. Mager's professional background and considered him qualified for his board position.

Biography

Scott Mager - Director

Scott Mager graduated from University of Florida in 1984 and Nova Southeastern Law School in 1988. Mr. Mager brings a wealth of legal, regulatory, and strategic expertise to the Board, serving as a renowned corporate attorney and seasoned trial lawyer licensed across multiple states and the United States Supreme Court. Recognized globally for his professional excellence, he has been named National Litigator of the Year by a prominent multi-billion-dollar corporate conglomerate and holds the highest peer-reviewed rating for both ethical standards and professional ability from the world's leading attorney rating organization.

A prolific thought leader, Mr. Mager, has over 150 published articles and lectures on complex legal and business issues. Beyond his legal practice, he has partnered across a variety of successful business and entrepreneurial endeavors, offering vital governance and strategic oversight. A Life Member of the Multi-Million Dollar Advocates Forum, Mr. Mager is also deeply committed to civic leadership, notably receiving the NFL Community Quarterback Award for extraordinary philanthropic service.

Officer Appointment

On June 17, 2026, the Company’s Board of Directors appointed Richard Kaiser as the Company’s interim Chief Executive Officer. Mr. Kaiser has been an officer and director of the Company since July 1, 2013. He currently maintains roles as the Company’s Chief Financial Officer, Secretary, and Director.

Current Officers/Directors

As of the date of this filing, the board has three (3) members, Merle Ferguson, Richard Kaiser and Scott Mager. And, Mr. Richard Kaiser is the Company’s officer as its CEO (Interim), CFO, and Secretary.

ITEM 8.01 OTHER VOLUNRARY DISCLOSURE OF OTHER EVENTS

The Company is changing its business operations from the vitamin supplement industry to that of the oil and gas industry. Management believes that there are numerous opportunities in the oil and gas industry, and management is currently evaluating such opportunities.

ITEM 9.01. FINANCIAL STATMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	Resignation Letter – Steven Gagnon – Co-CEO
99.2	Resignation Letter – John LaViolette – Co-CEO
99.3	Resignation Letter – Sasha Shapiro – Vice-President
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026	BIOFORCE NANOSCIENCES HOLDINGS, INC.

	By:	/s/ Richard Kaiser
Richard Kaiser – Director /Chief Financial Officer